UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

January 24, 2012

Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-34196	56-2408571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1475 120th Avenue Northeast, Bellevue, WA		98005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 216-7600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.

On January 24, 2012, Clearwire Corporation (the “Company”) issued a press release announcing selected preliminary financial and operating results for the fourth quarter ended December 31, 2011. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K.

Item 8.01 Other Events.

On January 24, 2012, the Company announced that its operating subsidiary Clearwire Communications LLC (“Clearwire Communications”), intends to offer $300 million aggregate principal amount of first-priority senior secured notes (the “Notes”). The Notes will be senior secured obligations of the Company and will be guaranteed on a first-priority lien basis by certain of the Company’s domestic subsidiaries. A copy of the Company’s press release regarding the Notes is attached as Exhibit 99.2 to this Form 8-K.

The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This Current Report on Form 8-K is not an offer to sell, or the solicitation of an offer to buy any securities.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Preliminary Results Press Release dated January 24, 2012

99.2	Notes Offering Press Release dated January 24, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION

Dated: January 24, 2012	By:	/s/ Hope F. Cochran
Hope F. Cochran Chief Financial Officer